UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 11, 2014
Date of Report (Date of earliest event reported)

American Spectrum Realty, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16785	52-2258674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 Fountain View, Suite 750, Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
(713) 706-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company received notification on November 11, 2014 from the New York Stock Exchange (the “Exchange”) that the Company is not in compliance with NYSE MKT LLC (the “NYSE MKT”) continued listing standards; specifically, the Company is not in compliance with NYSE MKT Company Guide (the “Company Guide”) Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) given that its stockholders’ equity before noncontrolling interest, as reported in its Annual Report on Form 10-K, remains below compliance as of the year ended December 31, 2013, and that the Company has reported losses from continuing  operations and net losses in each of the last five fiscal years.

In its notification, received by the Company on November 11, 2014 the Exchange acknowledged that the Company had resolved the continued listing deficiency with respect to Company Guide Sections 134 and 1101 in that the Company had filed its Form 10-K by the extended due date of October 31, 2014.   The Exchange also reiterated that the Company is still required to file its Forms 10-Q no later than December 31, 2014 and informed the Company that its failure to do so will likely result in the Exchange initiating delisting proceedings.

On September 18, 2014, the Company submitted a plan of compliance to the Exchange that outlined the Company’s initiatives to bring the Company back into compliance with the requirements of Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the Company Guide.  Although the Exchange’s notification, received November 11, 2014, reiterated the Company’s non-compliance, the Exchange further indicated that they had reviewed the Company’s plan of compliance and accepted the plan, granting a plan period through February 19, 2016 for the Company to regain compliance as outlined in its plan of compliance.  The Exchange also stipulated that the Company provide them with quarterly updates concurrent with its interim/annual SEC filings. Additionally, if the Company is not in compliance with the continued listing standards by February 19, 2016, or if the Company does not make progress consistent with its plan of compliance, the Exchange will initiate delisting proceedings as appropriate.

The Exchange correspondence further acknowledged that the Company had resolved its deficiency referenced in the Exchange's letter of October 2, 2014 with respect to Company Guide Section 1003(f)(iv) since the Company had paid its outstanding listing fees.

Although there can be no assurances, the Company expects to regain full compliance with the continued listing standards by February 19, 2016.

Forward-Looking Statements

The Company’s statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those included in the forward-looking statements. The Company intends those forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company is including this statement for purposes of complying with those safe-harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, intentions and expectations, are generally identifiable by use of the words "expect," "project," "may," "will," "should," "could," "would," "intend," "plan," "propose," "anticipate," "estimate," "believe," "continue," "predict," "potential" or the negative of such terms and other comparable terminology. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Item 8.01. Other Events

On November 14, 2014, American Spectrum Realty, Inc. issued a press release regarding Item 3.01, described above.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)     Exhibits.

Exhibits	Description

99.1	Copy of Press Release issued by American Spectrum Realty, Inc. on November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

		By:	/s/ William J. Carden
William J. Carden
Chairman of the Board, President
and Chief Executive Officer

Date:	November 14, 2014